UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

When we refer to “we,” “our,” “us,” and the “Company” in this Current Report on Form 8-K, we mean Ammo, Inc., a Delaware corporation.

As previously disclosed in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K (the “Periodic Reports”), under the terms of the 2017 merger between our wholly-owned subsidiary, AMMO Technologies Inc., an Arizona corporation (“ATI”) and Hallam, Inc. (“Hallam”), ATI succeeded to all of the assets of Hallam and assumed the liabilities of Hallam, which were none. The primary asset of Hallam was an exclusive license to produce projectiles and ammunition using the Hybrid Luminescence Ammunition Technology under patent U.S. 8,402,896 B1 with a publication date of March 26, 2013 owned by University of Louisiana at Lafayette (“ULL”). The license was formally amended and assigned to ATI pursuant to an Assignment and First Amendment to Exclusive License Agreement Assumption Agreement dated to be effective as of August 22, 2017, the merger closing date.

As also previously disclosed in the Periodic Reports, one of our products is STREAK VISUAL AMMUNITION™ which enables shooters to see the path of the bullets fired by them. We refer to the technology used by our STREAK VISUAL AMMUNITION™ as one-way luminescent or O.W.L. Technology™. We hold the exclusive worldwide sales and distribution rights for the patented technology used by our STREAK VISUAL AMMUNITION™ via our license agreement with ULL. We pay ULL a royalty based on our product sales incorporating this patented technology.

Finally, as previously disclosed in the Periodic Reports, we have been using our O.W.L. Technology™ to compete for military contracts in part because we believe the glow of STREAK VISUAL AMMUNITION™ not being visible to the target (which is unlike conventional tracers) is important to the military and law enforcement.

Although we believe the above disclosure has made clear that our license with ULL allows us to use the Hybrid Luminescence Ammunition Technology for all purposes, including military purposes, we are filing this Current Report on Form 8-K for the sole purpose of clarifying that military use is allowed pursuant to that certain Amended and Restated Exclusive License Agreement between ATI and ULL which was dated as of November 16, 2017 and effective as of January 1, 2018 (the “A&R License Agreement”). The A&R License Agreement expires on January 1, 2022 and is renewable in the Company’s sole discretion for successive four (4) year periods provided the Company is not in breach of the A&R License Agreement. The foregoing description of the A&R License Agreement is not complete and is qualified in its entirety by reference to the full text of the A&R License Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Exclusive License Agreement between AMMO Technologies Inc. and University of Louisiana at Lafayette, dated as of November 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: March 26, 2021	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer